EXHIBIT 23.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the publication of our report dated August 7, 2000 on the financial statements in the Quarterly Report on form 10-QSB of Can-Cal Resources, Ltd. for the six months ended June 30, 2000 and 1999.

MURPHY, BENNINGTON & CO.

/s/ Murphy, Bennington & co.


August 8, 2000


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